Exhibit 99.1

Aon Reports Fourth Quarter and Twelve Months 2004 Results

CHICAGO, IL – February 8, 2005 - Aon Corporation (NYSE: AOC) today reported fourth quarter and twelve months 2004 results.

Net income per share for the fourth quarter was $0.56 compared to $0.65 in 2003.  Net income from continuing operations was $192 million or $0.57 per share compared to $216 million or $0.65 per share a year ago.

For the twelve months, net income per share for 2004 and 2003 was $1.95 and $1.90, respectively.  Net income from continuing operations increased to $685 million from $676 million for the twelve months and the related per share amount for both periods was $2.04.  An analysis of certain items that influenced current and prior period results is provided below.

During the quarter, the company completed the sale of its Cambridge Integrated Services claims business and the sale of virtually all of its common stock ownership in Endurance Specialty Holdings Ltd.  In addition, the company recorded a $50 million provision for potential settlements that could result from investigations by New York and other states.  Of this amount, $43 million was allocated to the Risk and Insurance Brokerage Services segment and the balance to the Consulting segment.

Patrick G. Ryan, Aon’s Chairman and CEO, stated, “It remains a difficult environment in which to achieve meaningful revenue growth given industry pricing trends and our decision to terminate contingent commission agreements.  Nevertheless, we are doing everything possible to capitalize on the opportunities which exist in this period of industry transition.  In addition, we are doing a much better job of controlling operating expenses and investment spending.”

Fourth Quarter and Twelve Months Segment Review

This press release contains references to organic revenue growth, a measure that management believes is important to evaluate changes in revenue from existing operations. Please see additional information below regarding this measure.  Prior period segment results were reclassified in conjunction with certain non-core businesses being placed into discontinued operations.

Risk and Insurance Brokerage Services reported revenue was $1.5 billion for both the current and prior year quarters, with organic revenue declining 1%.  Contingent commission revenue was $11 million in fourth quarter 2004 compared to $46 million in fourth quarter 2003, reflecting the termination of these arrangements.  Excluding contingent commission revenue, organic revenue growth in the current quarter was 2%.

In the fourth quarter, expenses were up 6%, essentially reflecting the impact of foreign exchange and the previously mentioned settlement provision.  Pretax income for the quarter was $173 million compared to $239 million in 2003 and the pretax margin was 11.5% versus 16.1% a year ago.

For the full year, pretax income declined 9% to $773 million, and the pretax margin declined 170 basis points to 13.5%.

Consulting revenue rose 4% to $341 million during the quarter, with no organic revenue growth.  Benefits, compensation, management and communications consulting achieved 2% organic revenue growth primarily from international operations, while outsourcing revenues declined 4% on an organic basis.  Contingent commission revenue was $4 million in fourth quarter 2004 compared to $6 million in fourth quarter 2003, again reflecting the termination of these arrangements.  Excluding contingent commission revenue, organic revenue growth in the current quarter was 1%.

Pretax income increased 2% in the quarter to $48 million, and the pretax margin was 14.1% versus 14.3% in 2003.  Improved results in outsourcing and international consulting and effective expense management partially offset the margin decline attributable to the settlement provision.

Twelve months pretax income rose 19% to $131 million, and the pretax margin increased 120 basis points to 10.5%.

Insurance Underwriting revenue increased 6% to $785 million, with segment organic revenue declining 1% during the quarter.  Reported revenue in the quarter included a $23 million increase due to reinsurance program changes for a specialty accident and health line.  These changes had no impact on organic revenue growth or pretax income.

Pretax income rose to $61 million from $11 million in the quarter.  Pretax margins were 7.8% for 2004 and 1.5% for 2003.  Fourth quarter 2003 results in the select property and casualty portfolio included a $45 million pretax loss from the run-off of National Program Services (NPS) business with no comparable amount in 2004.

Twelve months pretax income was $254 million compared with $196 million in 2003, and the pretax margin was 8.1% versus 6.8% a year ago.  Full year 2003 results included a $66 million pretax loss from the run-off of NPS business.

Corporate and Other segment revenue was $61 million in the quarter compared to $40 million in 2003.  Fourth quarter 2004 results included a $37 million pretax gain on the sale of Endurance common stock compared to Endurance equity earnings of $18 million in 2003.  Fourth quarter 2004 results also included a pretax gain of $9 million related to the quarterly revaluation of Endurance warrants compared to a $16 million gain in the prior year.

The pretax loss in the quarter was $2 million compared with pretax income of  $61 million a year ago.  Fourth quarter 2003 results included a $60 million pretax World Trade Center (WTC) unusual credit.  Interest expense in the quarter was higher principally due to the reclassification of the trust-preferred after-tax minority interest (as of first quarter 2004 under the adoption of FIN 46).  Prior periods were not restated.

The pretax loss for twelve months was $108 million compared to a loss of $23 million in 2003, reflecting the performance of the company’s investment in Endurance common stock and warrants, the gain on sale of Endurance stock as well as the full year effect of the trust preferred reclassification discussed above.

Discontinued Operations

The fourth quarter after-tax loss from discontinued operations was $3 million ($0.01 per share) in 2004 and $1 million in 2003 which in each case is attributable to businesses discontinued in prior periods.  Revenues pertaining to total discontinued operations were $1 million and $27 million in each of the comparable periods.

Effective Tax Rate

The effective tax rate on continuing operations for the full year 2004 was 34.8% compared to 36% reported in prior quarters.  The lower rate is principally attributable to the difference between our tax basis and book basis in Cambridge.

Supplemental Information

The table below shows certain pretax items that influenced fourth quarter and full year results.

	Fourth Quarter		Twelve Months
($ in millions)	2004	2003	2004	2003
Contingent commission revenue	$15	$52	$132	$169
Gain on sale of claims services business	15	—	15	—
NPS operating loss	—	(45)	(1)	(66)
Gain on sale of Endurance common stock	37	—	48	—
Endurance common stock equity earnings	—	18	38	46
Endurance warrants revaluation	9	16	—	80
Provision for potential settlements	(50)	—	(50)	—
WTC credits	—	60	—	14

After netting the effect of currency hedges, the positive impact of foreign exchange was approximately $0.04 per share for fourth quarter 2004 and $0.05 per share in fourth quarter 2003.

Financial Condition

Total debt and preferred stock decreased $31 million to $2.2 billion at December 31, 2004 from December 31, 2003.  Total debt and preferred stock as a percentage of total capital was reduced to 30% from 33% over the same period.  Stockholders’ equity increased to $5.2 billion.  Compared to September 30, 2004, total debt and preferred stock increased $153 million.

In February 2005, Aon renewed its three-year U.S. commercial paper back-up facility in the amount of $600 million as well as its €650 million credit facility.  The three year and five year portions of the Euro facility were for €325 million each.

Approximately 94% of Aon’s investment portfolio at quarter end was in short-term and fixed maturities.  More than 96% of the fixed income securities were rated investment grade.

Other Item

In October 2004, the Financial Accounting Standards Board (FASB) ratified EITF No. 04-8, The Effect of Contingently Convertible Instruments on Diluted Earnings Per Share.  EITF 04-8 requires that contingent convertible instruments be included in diluted earnings per share computations (if dilutive) regardless of whether the market price trigger has been met.

Aon’s 3.5% convertible debt securities, which were issued in November 2002 and are due November 2012, are contingently convertible.  Aon included the effect of the 3.5% convertible debt securities in its diluted per share calculation in the second and third quarters of 2004, as the closing price of Aon’s common stock had exceeded the threshold for the requisite time period during the previous quarter.  As required, Aon has adjusted for comparative purposes its diluted earnings per share for each quarter and year-to-date period in 2003, as well as for the first quarter, and the six and nine months of 2004.  Diluted earnings per share as initially reported and as adjusted for the effect of EITF 04-8 are as follows:

2003	As Reported	As Adjusted
First quarter	$0.48	$0.46
Second quarter	0.46	0.45
Six months	0.94	0.91
Third quarter	0.36	0.35
Nine months	1.30	1.26
Fourth quarter	0.67	0.65
Twelve months	1.97	1.90

2004
First quarter	0.53	0.51
Second quarter	0.52	0.52
Six months	1.04	1.03
Third quarter	0.36	0.36
Nine months	1.40	1.39

The Company will host an audio webcast on Wednesday, February 9 at 10:00 a.m. central time that can be accessed at www.aon.com.

Aon Corporation (www.aon.com) is a leading provider of risk management services, insurance and reinsurance brokerage, human capital and management consulting, and specialty insurance underwriting. The company employs approximately 48,000 professionals in its 500 offices in more than 120 countries.  Backed by broad resources, industry knowledge and technical expertise, Aon professionals help a wide range of clients develop effective risk management and workforce productivity solutions.

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This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results, depending on a variety of factors.  Potential factors that could impact results include the general economic conditions in different countries around the world, fluctuations in global equity and fixed income markets, exchange rates, rating agency actions, resolution of pending regulatory investigations and related issues, including those related to compensation arrangements with underwriters, pension funding, ultimate paid claims may be different from actuarial estimates and actuarial estimates may change over time, changes in commercial property and casualty markets and commercial premium rates, the competitive environment, the actual costs of resolution of contingent liabilities and other loss contingencies, and the heightened level of potential errors and omissions liability arising from placements of complex policies and sophisticated reinsurance arrangements in an insurance market in which insurer reserves are under pressure.  Further information concerning the Company and its business, including factors that potentially could materially affect the Company’s financial results, is contained in the Company’s filings with the Securities and Exchange Commission.

This press release includes supplemental information related to organic revenue growth, a measure that management believes is important to evaluate changes in revenue from existing operations.  We also believe that this supplemental information is helpful to investors.  Organic revenue growth excludes from reported revenues the impact of foreign exchange, acquisitions, divestitures, transfers between business units, investment income, reimbursable expenses, unusual items, and for the underwriting segment only, an adjustment between written and earned premium.  A reconciliation is provided in the attached schedules.  The supplemental organic revenue growth information does not affect net income or any other GAAP reported amounts.  It should be viewed in addition to, not in lieu of, the Company’s Consolidated Summary of Operations.  Industry peers provide similar supplemental information regarding their revenue performance, although they do not make identical adjustments.

Investor Contact:	Craig Streem
Corporate Vice President, Investor Relations
312-381-3983

Media Contact:	Al Orendorff
Director, Public Relations
312-381-3153

Aon Corporation

Consolidated Summary of Operations

	Fourth Quarter Ended			Twelve Months Ended
(millions except per share data)	Dec. 31, 2004	Dec. 31, 2003 (1)	Percent Change	Dec. 31, 2004	Dec. 31, 2003 (1)	Percent Change
Revenue
Brokerage commissions and fees	$1,853	$1,820	2%	$7,060	$6,797	4%
Premiums and other	687	669	3	2,788	2,609	7
Investment income	122	87	40	324	312	4
Total revenue	2,662	2,576	3	10,172	9,718	5

Expenses
General expenses	1,924	1,849	4	7,366	7,013	5
Benefits to policyholders	362	390	(7)	1,516	1,427	6
Interest expense (2)	35	22	59	136	101	35
Amortization of intangible assets	11	17	(35)	54	60	(10)
Provision for New York and other state settlements	50	—	N/A	50	—	N/A
Unusual credits - World Trade Center	—	(60)	N/A	—	(14)	N/A
Total expenses	2,382	2,218	7	9,122	8,587	6

Income from continuing operations before income tax and minority interest	280	358	(22)	1,050	1,131	(7)
Provision for income tax (3)	88	133	(34)	365	419	(13)
Income from continuing operations before minority interest	192	225	(15)	685	712	(4)
Minority interest - 8.205% trust preferred capital securities (2)	—	(9)	N/A	—	(36)	N/A
Income from continuing operations	192	216	(11)	685	676	1

Loss from discontinued operations, net of tax	(3)	(1)	N/A	(31)	(48)	N/A

Net income	$189	$215	(12)%	$654	$628	4%
Preferred stock dividends	(1)	(1)	—	(3)	(3)	—
Net income available for common stockholders	$188	$214	(12)%	$651	$625	4%

Basic net income per share:
Income from continuing operations	$0.60	$0.67	(10)%	$2.14	$2.12	1%
Discontinued operations	(0.01)	—	N/A	(0.10)	(0.15)	N/A
Net income	$0.59	$0.67	(12)%	$2.04	$1.97	4%

Dilutive net income per share:
Income from continuing operations	$0.57	$0.65	(12)%	$2.04	$2.04	—%
Discontinued operations	(0.01)	—	N/A	(0.09)	(0.14)	N/A
Net income	$0.56	$0.65	(14)%	$1.95	$1.90	3%

Dilutive average common and common equivalent shares outstanding (4)	336.4	333.3		336.6	331.8

(1)                                  Certain amounts relating to discontinued operations have been reclassified to conform to the 2004 presentation.

(2)                                  Upon the adoption of FIN 46 on December 31, 2003, Aon was required to deconsolidate its trust preferred capital securities, which was offset by an increase in notes payable.  Beginning in 2004, no after-tax interest on the capital securities will be reported; however, pretax interest expense on the notes payable of $15 million and $58 million for fourth quarter and year ended December 31, 2004, respectively, is reported as part of interest expense.

(3)                                  The effective tax rate was 31.4% and 37% for the quarters ended December 31, 2004 and 2003, respectively, and 34.8% and 37% for the years ended December 31, 2004 and 2003, respectively.

(4)                                  In accordance with EITF 04-08, the dilutive net income per share calculation for the fourth quarters and years ended December 31, 2004 and 2003 includes 14 million additional shares related to the potential conversion of 3.5% Senior Convertible Debentures. In addition, the net income used in the calculation includes after-tax interest expense of approximately $2 million for the fourth quarters ended December 31, 2004 and 2003, and approximately $7 million for the years ended December 31, 2004 and 2003.

Aon Corporation

Segments - Fourth Quarter Continuing Operations

	Fourth Quarter Ended
(millions)	Dec. 31, 2004	Dec. 31, 2003 (1)	Percent Change	Less: Currency Impact	Less: Acquisitions, Divestitures & Transfers	Less: All Other (2)	Organic Revenue Growth (3)
Revenue
Risk and insurance brokerage services
Risk management and insurance brokerage - Americas	$622	$638	(3)%	1%	—%	—%	(4)%
Risk management and insurance brokerage - International	638	565	13	7	1	1	4
Reinsurance brokerage and related services	199	192	4	2	—	2	—
Claims services	39	91	(57)	—	(40)	—	(17)
Total risk and insurance brokerage services	1,498	1,486	1	3	(2)	1	(1)
Consulting
Benefits, compensation, management and communications consulting	265	251	6	4	—	—	2
Human resource outsourcing	76	78	(3)	2	—	(1)	(4)
Total consulting	341	329	4	3	—	1	—
Insurance underwriting
Accident & health and life	432	402	7	3	—	7	(3)
Warranty, credit and property & casualty	353	338	4	3	(1)	1	1
Total insurance underwriting	785	740	6	3	—	4	(1)

Corporate and other	61	40	53	N/A	N/A	N/A	N/A

Intersegment revenues	(23)	(19)	N/A	N/A	N/A	N/A	N/A
Total	$2,662	$2,576	3%	3%	(1)%	2%	(1)%

Investment income (included in Revenue above)
Risk and insurance brokerage services	$26	$17	53%
Consulting	1	1	—
Insurance underwriting, including deposit-type contracts	34	29	17
Corporate and other	61	40	53
Total	$122	$87	40%

Income (loss) from continuing operations before income tax and minority interest
Risk and insurance brokerage services	$173	$239	(28)%
Consulting	48	47	2
Insurance underwriting	61	11	455
Corporate and other	(2)	61	N/A
Total	$280	$358	(22)%

Income from continuing operations before income tax - margins
Risk and insurance brokerage services	11.5%	16.1%
Consulting	14.1%	14.3%
Insurance underwriting	7.8%	1.5%
Total	10.5%	13.9%

(1)                                  Certain amounts relating to discontinued operations have been reclassified to conform to the 2004 presentation.

(2)                                  Includes the impact of investment income, reimbursable expenses, adjustment between written and earned premium and fees in insurance underwriting only, and unusual items.

(3)                                  Organic revenue growth excludes the impact of foreign exchange, acquisitions, divestitures, transfers and items described in (2).  Written premiums and fees are the basis for organic revenue growth within the Insurance Underwriting segment.

Aon Corporation

Segments - Year-to-date Continuing Operations

	Twelve Months Ended
(millions)	Dec. 31, 2004	Dec. 31, 2003 (1)	Percent Change	Less: Currency Impact	Less: Acquisitions, Divestitures & Transfers	Less: All Other (2)	Organic Revenue Growth (3)
Revenue
Risk and insurance brokerage services
Risk management and insurance brokerage - Americas	$2,308	$2,294	1%	1%	—%	—%	—%
Risk management and insurance brokerage - International	2,357	2,074	14	9	1	1	3
Reinsurance brokerage and related services	861	873	(1)	4	—	(1)	(4)
Claims services	212	352	(40)	—	(27)	—	(13)
Total risk and insurance brokerage services	5,738	5,593	3	4	(1)	—	—
Consulting
Benefits, compensation, management and communications consulting	949	898	6	4	—	1	1
Human resource outsourcing	298	287	4	3	3	(1)	(1)
Total consulting	1,247	1,185	5	4	1	(1)	1
Insurance underwriting
Accident & health and life	1,721	1,594	8	4	—	8	(4)
Warranty, credit and property & casualty	1,429	1,289	11	3	—	2	6
Total insurance underwriting	3,150	2,883	9	4	—	4	1

Corporate and other	109	125	(13)	N/A	N/A	N/A	N/A

Intersegment revenues	(72)	(68)	N/A	N/A	N/A	N/A	N/A
Total	$10,172	$9,718	5%	4%	(1)%	2%	—%

Investment income (included in Revenue above)
Risk and insurance brokerage services	$83	$70	19%
Consulting	3	2	50
Insurance underwriting, including deposit-type contracts	129	115	12
Corporate and other	109	125	(13)
Total	$324	$312	4%

Income (loss) from continuing operations before income tax and minority interest
Risk and insurance brokerage services	$773	$848	(9)%
Consulting	131	110	19
Insurance underwriting	254	196	30
Corporate and other	(108)	(23)	N/A
Total	$1,050	$1,131	(7)%

Income from continuing operations before income tax - margins
Risk and insurance brokerage services	13.5%	15.2%
Consulting	10.5%	9.3%
Insurance underwriting	8.1%	6.8%
Total	10.3%	11.6%

(1)                                  Certain amounts relating to discontinued operations have been reclassified to conform to the 2004 presentation.

(2)                                  Includes the impact of investment income, reimbursable expenses, adjustment between written and earned premium and fees in insurance underwriting only, and unusual items.

(3)                                  Organic revenue growth excludes the impact of foreign exchange, acquisitions, divestitures, transfers and items described in (2).  Written premiums and fees are the basis for organic revenue growth within the Insurance Underwriting segment.

Aon Corporation

Corporate and Other - Continuing Operations

	Fourth Quarter Ended				Twelve Months Ended
(millions)	Dec. 31, 2004	Dec. 31, 2003	Percent Change		Dec. 31, 2004	Dec. 31, 2003	Percent Change
Revenue
Income from marketable equity securities and other investments (1)	$13	$36	(64)%		$49	$137	(64)%
Limited partnership investments	—	—	—		6	1	500
Net gain (loss) on disposals and related expenses (2)	48	4	+500		54	(13)	N/A
Total revenue	61	40	53		109	125	(13)

Expenses
General expenses	28	17	65		81	61	33
Interest expense (3)	35	22	59		136	101	35
Unusual credits - World Trade Center	—	(60)	N/A		—	(14)	N/A
Total expenses	63	(21)	N/A		217	148	47

Income (loss) before income tax	$(2)	$61	N/A	%	$(108)	$(23)	N/A %

Notes:

		Fourth Quarter Ended			Twelve Months Ended
		Dec. 31, 2004	Dec. 31, 2003	Percent Change	Dec. 31, 2004	Dec. 31, 2003	Percent Change
(1)	Includes (millions):
	Income from Endurance warrants	$9	$16	(44)%	$—	$80	(100)%
	Equity earnings - Endurance	—	18	(100)	38	46	(17)
	Total	$9	$34	(74)%	$38	$126	(70)%

(2)	Includes (millions):
	Gain on sale of Endurance stock	$37	$—	N/A %	$48	$—	N/A %
	Impairment writedowns	(1)	(2)	N/A	(3)	(36)	N/A

(3)

Upon the adoption of FIN 46 on December 31, 2003, Aon was required to deconsolidate its trust preferred capital securities, which was offset by an increase in notes payable. Interest expense for fourth quarter and twelve months 2004 includes $15 million and $58 million, respectively, on these notes payable.